Exhibit 10(c)(2)

Georgia Power Company has requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Georgia Power Company has omitted such portions from this filing and filed them separately with the Securities and Exchange Commission. Such omissions are designated as “[***].”

AMENDMENT NO. 5

TO

ENGINEERING, PROCUREMENT AND CONSTRUCTION
AGREEMENT

BETWEEN

GEORGIA POWER COMPANY, FOR ITSELF AND AS AGENT
FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC
AUTHORITY OF GEORGIA AND THE CITY OF DALTON,
GEORGIA, ACTING BY AND THROUGH ITS BOARD OF WATER,
LIGHT AND SINKING FUND COMMISSIONERS, AS OWNERS

AND

A CONSORTIUM CONSISTING OF WESTINGHOUSE ELECTRIC
COMPANY LLC AND STONE & WEBSTER, INC., AS
CONTRACTOR

FOR
UNITS 3 & 4 AT THE VOGTLE ELECTRIC GENERATING PLANT
SITE

IN WAYNESBORO, GEORGIA

DATED AS OF APRIL 8, 2008

AMENDMENT NO. 5 TO

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

This AMENDMENT NO. 5 (the “Amendment”) TO THE ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT, dated April 8, 2008, as amended (the “Agreement”) by and between GEORGIA POWER COMPANY, a Georgia corporation (“GPC”), acting for itself and as agent for OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia, MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia, and THE CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (hereinafter referred to collectively as “Owners”), and a consortium consisting of WESTINGHOUSE ELECTRIC COMPANY LLC, a Delaware limited liability company having a place of business in Cranberry Township, Pennsylvania (“Westinghouse”), and STONE & WEBSTER, INC. a Louisiana corporation having a place of business in Charlotte, North Carolina (“Stone & Webster”) (hereinafter referred to collectively as “Contractor”), is entered into as of the 7th day of February 2012.

RECITALS

WHEREAS, Owners and Contractor entered into the Agreement, as of April 8, 2008, to provide for, among other things, the design, engineering, procurement, installation, construction and technical support of start-up and testing of equipment, materials and structures comprising the Facility;

WHEREAS, the Parties have entered into four (4) prior amendments to the Agreement and, have agreed that it would be beneficial to amend the Agreement a fifth time to memorialize a recent agreement between them regarding access to certain Westinghouse information

WHEREAS, the Parties’ recent agreement and this  revision  will not affect the Project Schedule or the Contract Price; and

WHEREAS, the Parties agree that, with the exception of the changes expressly stated herein, this Amendment will not change the terms and conditions of the Agreement.

 NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

1.	Contractor hereby agrees and represents that this Amendment shall not cause, directly or indirectly, any delay in the Project Schedule or any increase in the Contract Price.

2.	Article 1 Definitions. Article 1 is hereby amended to add the definition of “Westinghouse Accessible Information” as follows:

“‘Westinghouse Accessible Information’ has the meaning set forth in Section 19.3(h).”

3.
Article 19 Confidential and Proprietary Information, Section 19.3 – Special Procedures Pertaining to Contractor’s Confidential and Proprietary Information. Section 19.3 is hereby amended by adding the following new subsection (h):

“(h)                 Westinghouse Accessible Information.  Westinghouse Accessible Information shall consist of the Westinghouse information and Westinghouse documents referenced or cited in the current revision of the AP1000 design certification document and required to be incorporated into or referenced in the COLA that are not otherwise Documentation deliverable to Owners under this Agreement.  Owners, Southern Nuclear and the NRC will have the right to access and review Westinghouse Accessible Information at any of Westinghouse’s offices at reasonable times and subject to reasonable requirements of Westinghouse.  Neither Southern Nuclear nor any Owner shall have the right to copy or remove Westinghouse Accessible Information from Westinghouse’s facility.  Owners and Southern Nuclear agree not to use Westinghouse Accessible Information unless such use is solely for Facility Purposes.  Owners and Southern Nuclear shall maintain Westinghouse Accessible Information in confidence and shall not disclose it to any Third Party without Westinghouse’s prior written approval. Owners or Southern Nuclear may disclose Westinghouse Accessible Information to the NRC, but only after Owners provide Contractor with prior written notice of any such proposed disclosure.  Any disclosure to the NRC shall be made on a confidential basis and Owner shall advise the NRC that the information being disclosed is proprietary to Westinghouse at the time of the disclosure.  All requests for access to Westinghouse Accessible Information will be handled on a case-by-case basis.  Any and all effort incurred by Westinghouse, including but not limited to making the necessary arrangements for access, time spent in preparing for such access, and review of notes prior to exit from Westinghouse’s facility, [***].  Any work required of Westinghouse in support of Owners’ access and review of Westinghouse Accessible Information, including, but not limited to, analyses, manipulation of data, and running of computer models, [***].  The terms of this Section 19.3(h) are self-contained and are not altered by other provisions of this Article 19. ”

4.           Miscellaneous

4.1	Capitalized terms used herein and not defined herein have the meanings assigned in the Agreement.

4.2
This Amendment No. 5 shall be construed in connection with and as part of the Agreement, and all terms, conditions, and covenants contained in the Agreement, except as herein modified, shall be and shall remain in full force and effect.  The Parties hereto agree that they are bound by the terms, conditions and covenants of the Agreement as amended hereby.

4.3
The validity, interpretation, and performance of this Amendment and each of its provisions shall be governed by the laws of the State of Georgia, without giving effect to the principles thereof relating to conflicts of laws.

4.4	Except as expressly provided for in this Amendment No. 5, all other Articles, Sections and Exhibits of and to the Agreement and guarantees associated with this Agreement remain unchanged.

4.5	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment No. 5 as of the date first above written.

WESTINGHOUSE ELECTRIC COMPANY LLC

By:  /s/ Thomas H. Dent________
Name: Thomas H. Dent
Title: VP & Consortium Director

Attest:  /s/ Rolf F. Ziesing_______
Its: OPS Director
(CORPORATE SEAL)

STONE & WEBSTER, INC.

By:  /s/ R.M. Glover___________
Name: R.M. Glover
Title: Authorized Representative

Attest:  /s/ T. Jason Dunaway____
Its: Director/ Business Manager
(CORPORATE SEAL)

GEORGIA POWER COMPANY, as an Owner
and as agent for the other Owners

By:  /s/ Joseph A. Miller________
Name:  Joseph A. Miller
Title: Executive VP

Attest: /s/ Thomas P. Bishop_____
Its: SVP & Corporate Secretary
(CORPORATE SEAL)

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